                                                                   EXHIBIT 4.1

                                                              [CONFORMED COPY]






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                             ELLER MEDIA COMPANY,
                                  as Borrower

                                      and

                           ELLER MEDIA CORPORATION,
                              as Parent Guarantor

                                      and

                             SUBSIDIARY GUARANTORS
                              referred to herein

                         -----------------------------



                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                         Dated as of November 19, 1996


                        ------------------------------



                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent





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

                               TABLE OF CONTENTS

            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----

Section 1. Definitions and Accounting Matters..............................  2
      1.01  Certain Defined Terms..........................................  2
      1.02  Accounting Terms and Determinations............................ 26
      1.03  Classes and Types of Loans..................................... 27

Section 2. Commitments, Loans, Notes and Prepayments....................... 27
      2.01  Loans.......................................................... 27
      2.02  Borrowings..................................................... 30
      2.03  Letters of Credit.............................................. 30
      2.04  Changes of Commitments......................................... 36
      2.05  Commitment Fee................................................. 38
      2.06  Lending Offices................................................ 38
      2.07  Several Obligations; Remedies Independent...................... 38
      2.08  Notes.......................................................... 38
      2.09  Optional Prepayments and Conversions or
             Continuations of Loans........................................ 40
      2.10  Mandatory Prepayments.......................................... 41

Section 3. Payments of Principal and Interest.............................. 43
      3.01  Repayment of Loans............................................. 43
      3.02  Interest....................................................... 45

Section 4. Payments; Pro Rata Treatment; Computations; Etc................. 46
      4.01  Payments....................................................... 46
      4.02  Pro Rata Treatment............................................. 47
      4.03  Computations................................................... 47
      4.04  Minimum Amounts................................................ 48
      4.05  Certain Notices................................................ 48
      4.06  Non-Receipt of Funds by the Administrative Agent............... 49
      4.07  Sharing of Payments, Etc....................................... 51

Section 5. Yield Protection, Etc........................................... 52
      5.01  Additional Costs............................................... 52
      5.02  Limitation on Types of Loans................................... 54
      5.03  Illegality..................................................... 55
      5.04  Treatment of Affected Loans.................................... 55
      5.05  Compensation................................................... 56
      5.06  Additional Costs in Respect of Letters of Credit............... 57
      5.07  U.S. Taxes..................................................... 58
      5.08  Replacement of Lenders......................................... 60


                                    (i)

                                                                           Page
                                                                           ----
Section 6. Guarantee....................................................... 61
      6.01  The Guarantee.................................................. 61
      6.02  Obligations Unconditional...................................... 61
      6.03  Reinstatement.................................................. 62
      6.04  Subrogation.................................................... 63
      6.05  Remedies....................................................... 63
      6.07  Continuing Guarantee........................................... 63
      6.08  Rights of Contribution......................................... 63
      6.09  General Limitation on Guarantee Obligations.................... 64

Section 7. Conditions Precedent............................................ 65
      7.01  Initial Extension of Credit ................................... 65
      7.02  Initial and Subsequent Extensions of Credit.................... 67

Section 8. Representations and Warranties.................................. 68
      8.01  Corporate Existence............................................ 68
      8.02  Financial Condition............................................ 68
      8.03  Litigation..................................................... 69
      8.04  No Breach...................................................... 69
      8.05  Action......................................................... 70
      8.06  Approvals...................................................... 70
      8.07  Use of Credit.................................................. 70
      8.08  ERISA.......................................................... 71
      8.09  Taxes.......................................................... 71
      8.10  Investment Company Act......................................... 71
      8.11  Public Utility Holding Company Act............................. 71
      8.12  Material Agreements and Liens.................................. 71
      8.13  Environmental Matters.......................................... 72
      8.14  Capitalization................................................. 73
      8.15  Subsidiaries, Etc.............................................. 74
      8.16  True and Complete Disclosure................................... 75

Section 9. Covenants of the Company and the Parent
             Guarantor..................................................... 76
      9.01  Financial Statements Etc....................................... 76
      9.02  Litigation..................................................... 80
      9.03  Existence, Etc................................................. 80
      9.04  Insurance...................................................... 81
      9.05  Prohibition of Fundamental Changes............................. 81
      9.06  Limitation on Liens............................................ 82
      9.07  Indebtedness................................................... 84
      9.08  Investments.................................................... 84
      9.09  Dividend Payments.............................................. 85
      9.10  Certain Financial Covenants.................................... 85
      9.11  Capital Expenditures........................................... 86
      9.12  Interest Rate Protection Agreements............................ 86
      9.13  Lines of Business.............................................. 86
      9.14  Transactions with Affiliates................................... 86
      9.15  Use of Proceeds................................................ 87
      9.16  Certain Obligations Respecting Subsidiaries.................... 87


                                    (ii)

                                                                           Page
                                                                           ----

      9.17  Ownership of the Company....................................... 88
      9.18  Special Purpose Company........................................ 88

Section 10. Events of Default.............................................. 88

Section 11. The Administrative Agent....................................... 93
      11.01  Appointment, Powers and Immunities............................ 93
      11.02  Reliance by Administrative Agent.............................. 94
      11.03  Defaults...................................................... 94
      11.04  Rights as a Lender............................................ 95
      11.05  Indemnification............................................... 95
      11.06  Non-Reliance on Administrative Agent and Other
              Lenders...................................................... 96
      11.07  Failure to Act................................................ 96
      11.08  Resignation or Removal of Administrative Agent................ 96
      11.09  Consents under Other Loan Documents........................... 97

Section 12. Miscellaneous.................................................. 97
      12.01  Waiver........................................................ 97
      12.02  Notices....................................................... 98
      12.03  Expenses, Etc................................................. 99
      12.04  Amendments, Etc...............................................100
      12.05  Successors and Assigns........................................101
      12.06  Assignments and Participations................................101
      12.07  Survival......................................................105
      12.08  Captions......................................................105
      12.09  Counterparts..................................................105
      12.10  Governing Law; Submission to Jurisdiction.....................105
      12.11  Waiver of Jury Trial..........................................106
      12.12  Treatment of Certain Information;
              Confidentiality..............................................106
      12.13  Credit Lyonnais...............................................107


                                    (iii)

                                    ANNEXES

ANNEX 1    - Loan Amounts
ANNEX 2    - Existing Letters of Credit


                                   SCHEDULES

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Equity Rights
SCHEDULE III - Subsidiaries
SCHEDULE IV  - Environmental Notices


                                   EXHIBITS

EXHIBIT A-1 - Form of Revolving Credit Note
EXHIBIT A-2 - Form of Tranche A Term Loan Note
EXHIBIT A-3 - Form of Tranche B Term Loan Note
EXHIBIT B   - Form of Security Agreement
EXHIBIT C   - Form of Opinion of Counsel to the Obligors
EXHIBIT D   - Form of Opinion of Special New York Counsel to Chase
EXHIBIT E   - Form of Confidentiality Agreement
EXHIBIT F   - Form of Assignment and Acceptance


                                    (iv)

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 19, 1996, between:

            ELLER MEDIA COMPANY (formerly named EH&F, Inc.), a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company");

            ELLER MEDIA CORPORATION (formerly named EMC Group, Inc. and, prior to being named EMC Group, Inc., named Eller Media Company), a corporation duly organized and validly existing under the laws of the State of Delaware (the "Parent Guarantor");

            each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Guarantor" on or after the date hereof pursuant to Section 9.16(a) hereof (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors"; and the Guarantors collectively with the Company, the "Obligors");

            each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 12.06(b) hereof (individually, a "Lender" and, collectively, the "Lenders"); and

            THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank (National Association)), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Company, the Parent Guarantor, the Subsidiary Guarantors, all or some of the Lenders (in such capacity, the "Existing Lenders") and the Administrative Agent are parties to a Credit Agreement dated as of August 18, 1995 (as heretofore amended and in effect on the date of this Amended and Restated Credit Agreement, the "Existing Credit Agreement") providing for loans to be made to, and letters of credit to be issued for account of, the Company in the aggregate principal and/or face amount not exceeding $440,000,000 at any one time outstanding. The parties hereto desire to amend and restate the Existing Credit Agreement as hereinafter set forth to increase the credit available to the Company thereunder to an amount not exceeding $550,000,000.



                               Credit Agreement

            Accordingly, the parties hereto agree that, effective as of the date (the "Effective Date") the Administrative Agent gives notice to the Company and the Lenders that the conditions precedent specified in Section 7 hereof have been met to its satisfaction or waived as provided in Section 12.04 hereof, the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

            Section 1.  Definitions and Accounting Matters.

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Acquisition-Related Expenditures" shall mean, for any period, expenditures by the Parent Guarantor or any of its Consolidated Subsidiaries to acquire (but not construct) billboards or other outdoor advertising signs or structures, by purchase of capital stock (by merger, consolidation or otherwise) or purchase of assets, but excluding any such transaction resulting in a Subsidiary of the Parent Guarantor that is not a Wholly Owned Subsidiary of the Guarantor.

            "Administrative Agent" shall have the meaning assigned to such term in the caption hereof.

            "Administrative Questionnaire" shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Parent Guarantor and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of



                               Credit Agreement
directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Parent Guarantor or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Parent Guarantor shall be Affiliates.

            "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire of such Lender or such other lending office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

            "Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 0.875% per annum (in the case of Revolving Credit Loans and Tranche A Term Loans) and 1.50% per annum (in the case of Tranche B Term Loans); (b) with respect to Eurodollar Loans, 2.125% per annum (in the case of Revolving Credit Loans and Tranche A Term Loans) and 2.75% per annum (in the case of Tranche B Term Loans); and (c) with respect to commitment fees, 0.500%; provided that (i) for the period commencing on the Effective Date and ending on the Quarterly Date falling on or nearest to March 31, 1997, the Applicable Margins for Base Rate Loans shall be 0.625% per annum (in the case of Base Rate Loans that are Revolving Credit Loans or Tranche A Term Loans) or 1.500% per annum (in the case of Base Rate Loans that are Tranche B Term Loans), the Applicable Margins for Eurodollar Loans shall be 1.875% per annum (in the case of Eurodollar Loans that are Revolving Credit Loans or Tranche A Term Loans) or 2.750% per annum (in the case of Eurodollar Rate Loans that are Tranche B Term Loans), and the Applicable Margin for commitment fees shall be 0.375% per annum and (ii) if the Total Leverage Ratio as at the last day of any fiscal quarter of the Company (commencing with the fiscal quarter ending December 31, 1996) shall fall within any of the ranges set forth below then, subject to the delivery to the Administrative Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Loan and for commitment fees shall be reduced to the rate for the respective Type and Class of Loan and for commitment fees set forth below opposite such range during the period commencing on the Quarterly Date on or



                               Credit Agreement
immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter:

================================================================================

                 Revolving      Revolving
Total Leverage  Credit and     Credit and
    Ratio        Tranche A      Tranche A      Tranche B      Tranche B     Commitment
                (Base Rate)   (Eurodollar)    (Base Rate)   (Eurodollar)       Fees
-----------------------------------------------------------------------------------------
Greater than      0.875%         2.125%         1.500%         2.750%         0.500%
  or equal to
  5.0 to 1
-----------------------------------------------------------------------------------------
Greater than      0.625%         1.875%         1.500%         2.750%         0.375%
  or equal to
  4.5 to 1 and
  less than
  5.0 to 1
-----------------------------------------------------------------------------------------
Greater than      0.375%         1.625%         1.250%         2.500%         0.375%
  or equal to
  4.0 to 1 and
  less than
  4.5 to 1
-----------------------------------------------------------------------------------------
Less than 4.0     0.125%         1.375%         1.250%         2.500%         0.300%
  to 1

================================================================================


            "Asset Swaps" shall mean exchanges by the Company and its Subsidiaries with Persons that are not Affiliates of tangible advertising Properties (and their related locations) having equivalent value; provided that the aggregate fair market value of all such Properties (and related locations) transferred by the Company and its Subsidiaries as part of such exchanges may not exceed $15,000,000 in any fiscal year of the Company.

            "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit F hereto, duly completed and executed.

            "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

            "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

            "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

            "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled



                               Credit Agreement

"International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

            "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Parent Guarantor or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that the term "Capital Expenditures" shall exclude (a) the value of goods and services provided by the Company and its Subsidiaries in exchange for any such fixed assets, plant and equipment to the extent that such value does not exceed $1,000,000 in any fiscal year of the Parent Guarantor, (b) Acquisition-Related Expenditures and (c) Capital Lease Obligations incurred in any fiscal year of the Parent Guarantor to lease motor vehicles to be used in the ordinary course of business to the extent that the amount so incurred does not exceed $4,000,000 in such fiscal year.

            "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "Cash Flow" shall mean, for any period, for the Parent Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), operating income for such fiscal quarter (calculated before taxes, Interest Expense, depreciation, amortization and any other non-cash charges accrued for such period and (except to the extent received or paid in cash by the Parent Guarantor or



                               Credit Agreement
any of its Consolidated Subsidiaries) income or loss attributable to equity in Affiliates for such fiscal quarter) excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any Casualty Events and Dispositions, provided that, in the event that during such period the Company or any of its Consolidated Subsidiaries shall acquire or dispose of any assets or business, "Cash Flow" shall be determined for such period on a pro forma basis (using reasonable assumptions) as if such acquisition or disposition had occurred on the first day of such period.

            "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

            "Chase" shall mean The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank (National
Association)).

            "Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Account" shall have the meaning assigned to such term in
Section 4.01 of the Security Agreement.

            "Commitments" shall mean the Revolving Credit
Commitments, the Tranche A Term Loan Commitments and the
Tranche B Term Loan Commitments.

            "Company" shall have the meaning assigned to such term in the caption hereof.

            "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

            "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.




                               Credit Agreement

            "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

            "date hereof" and "date of this Agreement" and similar references shall mean November 19, 1996.

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Parent Guarantor or any of its Subsidiaries to any other Person excluding any Asset Swap and any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

            "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Parent Guarantor or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Parent Guarantor or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Parent Guarantor.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Effective Date" shall have the meaning assigned to such term in the recitals hereto.

            "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or



                               Credit Agreement

(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

            "Equity Issuance" shall mean (a) any issuance or sale by the Parent Guarantor or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Parent Guarantor or any of its Subsidiaries pursuant to (x) the options provided for in the Employment Agreement made and entered into as of August 18, 1995 by and between the Parent Guarantor and Karl Eller and (y) employee benefit plans established in the ordinary course of business and any capital stock of the Parent Guarantor issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Parent Guarantor or any of its Subsidiaries or (b) the receipt by the Parent Guarantor or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Parent Guarantor to the Parent Guarantor or any Wholly Owned Subsidiary of the Parent Guarantor, (y) any capital contribution by the Parent Guarantor or any Wholly Owned Subsidiary of the Parent Guarantor to any Subsidiary of the



                               Credit Agreement

Parent Guarantor or (z) any such issuance or sale by the Parent Guarantor to Karl Eller (or a corporation, partnership or limited liability company directly or indirectly controlled by and substantially all of the capital stock or other equity interests of which is directly or indirectly owned by Karl Eller), to any H&F Affiliated Party or to any Other Purchaser.

            "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Parent Guarantor or any of its Subsidiaries is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in
Section 414(m) or (o) of the Code of which Parent Guarantor or any of its Subsidiaries is a member.

            "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rates per annum quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Lenders for such Interest Period. If any Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Lender would have made or had outstanding had it been participating in such Loan during such Interest Period.



                               Credit Agreement

            "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

            "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

            "Events of Default" shall have the meaning assigned to such term in
Section 10 hereof.

            "Excess Cash Flow" shall mean, for any fiscal year, the sum for such fiscal year of (a) Cash Flow for such fiscal year (determined without taking into account the proviso at the end of the definition of "Cash Flow" in this
Section 1.01) minus (b) Fixed Charges for such fiscal year (determined without taking into account the proviso at the end of the definition of "Fixed Charges" in this Section 1.01) and minus (c) Acquisition-Related Expenditures for such fiscal year.

            "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals hereto.

            "Existing Lenders" shall have the meaning assigned to such term in the recitals hereto.

            "Existing Letters of Credit" shall mean letters of credit issued under the Existing Credit and outstanding on the Effective Date, all of which are listed on Annex 2 hereto.

            "Existing Revolving Credit Loans" shall mean the "Revolving Credit Loans" outstanding on the Effective Date under (as defined in) the Existing Credit Agreement.

            "Existing Tranche A Term Loans" shall mean the "Tranche A Term Loans" outstanding on the Effective Date under (as defined in) the Existing Credit Agreement.

            "Existing Tranche B Term Loans" shall mean the "Tranche B Term Loans" outstanding on the Effective Date under (as defined in) the Existing Credit Agreement.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of



                               Credit Agreement

1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

            "Fixed Charges" shall mean, for any period, the sum for the Parent Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness or Capital Lease Obligations incurred as permitted by Section 9.07(d) hereof during such period) plus (b) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (c) all Interest Expense for such period plus (d) the aggregate amount of Federal, state and local income taxes paid or payable in respect of such period plus (if positive) or minus (if negative) (e) any change in Working Capital during such fiscal period, provided that, in the event that during such period the Company or any of its Consolidated Subsidiaries shall acquire or dispose of any assets or business, "Fixed Charges" shall be determined for such period on a pro forma basis (using reasonable assumptions) as if such acquisition or disposition had occurred on the first day of such period.

            "Fixed Charges Coverage Ratio" shall mean, as at any date, the ratio for the period of four consecutive fiscal quarters of the Parent Guarantor ending on or most recently ended prior to such date of (a) Cash Flow to (b) Fixed Charges.

            "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.




                               Credit Agreement

            "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

            "H&F Affiliated Parties" shall mean partnerships in which the ultimate managing general partner is controlled by general partners of Hellman & Friedman, a California general partnership, and shall in any event include Hellman and Friedman Capital Partners III, L.P., H&F International Partners III, L.P., and H&F Orchard Partners III, L.P.

            "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other



                               Credit Agreement
than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person, other than (except for purposes of Section 10(b) hereof) obligations in respect of the undrawn face amount of letters of credit that are the functional equivalents of surety or performance bonds or that support self-insurance programs to the extent that the aggregate amount of all such obligations does not exceed $15,000,000; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include the following obligations of the Company and its Subsidiaries, provided that the aggregate amount of such obligations does not exceed $2,000,000: (i) obligations heretofore incurred to The Circle K Corporation payable-in-kind in respect of the purchase of The Circle K Corporation's interest in Eller Outdoor of El Paso, Inc. and (ii) obligations heretofore incurred in respect of post-closing adjustments relating to the purchase of the assets of Eller Outdoor Company of Atlanta.

            "Interest Coverage Ratio" shall mean, as at any date, the ratio for the period of four consecutive fiscal quarters of the Parent Guarantor ending on or most recently ended prior to such date of (a) Cash Flow to (b) Interest Expense for such period payable in cash.

            "Interest Expense" shall mean, for any period, the sum, for the Parent Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period), provided that, in the event that during such period the Company or any of its Consolidated Subsidiaries shall acquire or dispose of any assets or business, "Interest Expense" shall be determined for such period on a pro



                               Credit Agreement
forma basis (using reasonable assumptions) as if such acquisition or disposition had occurred on the first day of such period.

            "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section 2.01(d) hereof) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

            Notwithstanding the foregoing: (i) no Interest Period for any Revolving Credit Loan may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Revolving Credit Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date; (ii) no Interest Period for any Tranche A Term Loan may commence before and end after any Tranche A Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche A Term Loans having Interest Periods that end after such Tranche A Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche A Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Tranche A Principal Payment Date; (iii) no Interest Period for any Tranche B Term Loan may commence before and end after any Tranche B Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche B Term Loans having Interest Periods that end after such Tranche B Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche B Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Tranche B Principal Payment Date; (iv) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (v) notwithstanding clauses (i),
(ii) and



                               Credit Agreement

(iii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

            "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

            "Issuing Lender" shall mean Chase, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

            "Lender" shall have the meaning assigned to such term in the caption hereof.

            "Letters of Credit" shall have the meaning assigned to such term in the first sentence of Section 2.03 hereof and shall include the Existing Letters of Credit.

            "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to



                               Credit Agreement
such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

            "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

            "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests under said
Section 2.03.

            "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

            "Loans" shall mean the Revolving Credit Loans and the Term Loans.




                               Credit Agreement

            "Majority Lenders" shall mean, subject to the last paragraph of
Section 12.04 hereof, Lenders having at least 66 2/3% of the sum of (a) the aggregate outstanding principal amount of the Term Loans, plus (b) the sum of
(i) the aggregate unused amount, if any, of the Revolving Credit Commitments at such time plus (ii) the aggregate outstanding principal amount of the Revolving Credit Loans at such time plus (c) the aggregate amount of all Letter of Credit Liabilities at such time.

            "Majority Revolving Credit Lenders" shall mean Revolving Credit Lenders having at least 66 2/3% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Lenders holding at least 66 2/3% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

            "Majority Tranche A Lenders" shall mean Tranche A Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of the Tranche A Term Loans.

            "Majority Tranche B Lenders" shall mean Tranche B Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of the Tranche B Term Loans.

            "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, U and X.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Parent Guarantor, the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.




                               Credit Agreement

            "Net Available Proceeds" shall mean:

                (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

               (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Parent Guarantor and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Parent Guarantor and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Parent Guarantor or any of its Subsidiaries in respect of such Casualty Event; and

              (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Parent Guarantor and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Parent Guarantor and its Subsidiaries in connection therewith.

            "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments received by the Parent Guarantor and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Parent Guarantor and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Parent Guarantor and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority when due) and (b) Net Cash Payments shall be net of any repayments by the Parent Guarantor or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

            "New Lenders" shall mean each of the Lenders (other than the Existing Lenders) identified on the signature pages hereof under the caption "LENDERS".




                               Credit Agreement

            "Notes" shall mean the Revolving Credit Notes, the Tranche A Term Loan Notes and the Tranche B Term Loan Notes.

            "Obligor" shall have the meaning assigned to such term in the caption hereof.

            "Other Purchasers" shall have the meaning assigned to such term in the EMC Stock Purchase Agreement made and entered into as of August 18, 1995 by and among the Parent Guarantor, Hellman and Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P., and H&F International Partners III, L.P., and the Other Purchasers.

            "Parent Guarantor" shall have the meaning assigned to such term in the caption hereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 180 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 180 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof; and (d) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to obligations described in the foregoing clauses (a), (b) and (c) that satisfy the proviso set forth below, and so long as such fund has total assets of at least $1,000,000,000 and is rated at least Am or A by Standard & Poor's Ratings Services or Moody's Investors Services, Inc., respectively; provided that in each case referred to in the preceding clauses
(a), (b) and (c), the respective investments (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.




                               Credit Agreement

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

            "Plan" shall mean an employee benefit or other plan established or maintained by the Parent Guarantor, the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Post-Default Rate" shall mean: (a) in respect of any principal of any Loan that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the higher of (i) 3% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans and (ii) 3% plus the interest rate for such Loan as provided in Section 3.02(a) or 3.02(b) hereof (as the case may be) and (b) in respect of any other amount under this Agreement, any Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans which are Revolving Credit Loans.

            "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate.

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the Effective Date.

            "Reference Lenders" shall mean Chase, CIBC Inc. and
Credit Lyonnais (or their respective Applicable Lending Offices).

            "Registered Holder" shall have the meaning assigned to such term in
Section 5.07(a)(ii) hereof.




                               Credit Agreement

            "Registered Loan" shall have the meaning assigned to such term in
Section 2.08(f) hereof.

            "Registered Note" shall have the meaning assigned to such term in
Section 2.08(f) hereof.

            "Regulations A, D, G, U and X" shall mean, respectively, Regulations A, D, G, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

            "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Relevant Parties" shall have the meaning assigned to such term in
Section 10(b) hereof.

            "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include



                               Credit Agreement
any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

            "Retiring Lenders" shall mean the "Lenders" under (and as defined in) the Existing Credit Agreement immediately prior to the effectiveness of the amendment and restatement thereof provided for hereby that indicated on the signature pages hereof under the caption "LENDERS".

            "Revolving Credit Commitment" shall mean, as to each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans (and/or to take an assignment of certain Loans on the Effective Date pursuant to Section 2.01(a) hereof), and to issue or participate in Letters of Credit pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex 1 hereto under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective Assignment and Acceptance or other instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof).

            "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

            "Revolving Credit Commitment Reduction Dates" shall mean the Quarterly Dates commencing with the Quarterly Date falling on or nearest to September 30, 2000, through and including the Quarterly Date falling on or nearest to September 30, 2003.

            "Revolving Credit Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to September 30, 2003.

            "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on



                               Credit Agreement

Annex 1 hereto and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans, Revolving Credit Commitments and/or Letter of Credit Interests after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

            "Revolving Credit Loans" shall have the meaning assigned to such term in Section 2.01(a) hereof.

            "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Revolving Credit Notes" shall include any Registered Notes evidencing Revolving Credit Loans executed and delivered pursuant to Section 2.08(f) hereof.

            "Security Agreement" shall mean an Amended and Restated Security Agreement substantially in the form of Exhibit B hereto between the Company, the Guarantors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

            "Security Documents" shall mean the Security Agreement and all Uniform Commercial Code financing statements required by the Security Agreement to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Subsidiary Guarantor" shall have the meaning assigned to such term in the caption hereof.

            "Term Loans" shall mean the Tranche A Term Loans and the Tranche B Term Loans.




                               Credit Agreement

            "Total Debt" shall mean, as at any date, all Indebtedness of the Parent Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date.

            "Total Leverage Ratio" shall mean, as at any date, the ratio of (a) Total Debt on such date to (b) Cash Flow for the period of four fiscal quarters of the Parent Guarantor ending on or most recently ended prior to such date.

            "Tranche A Lenders" shall mean the Lenders from time to time holding Tranche A Term Loans after giving effect to any assignments thereof permitted by
Section 12.06(b) hereof.

            "Tranche A Principal Payment Dates" shall mean the 25 Quarterly Dates falling on or nearest to the dates specified in the table set forth in
Section 3.01(b) hereof.

            "Tranche A Term Loan Commitment" shall mean, as to each Tranche A Lender, the obligation of such Tranche A Lender to make a Tranche A Term Loan (and/or to take an assignment of certain Loans on the Effective Date pursuant to Section 2.01(b) hereof) in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on Annex 1 hereto under the caption "Tranche A Term Loan Commitment" or, in the case of a Person that becomes a Tranche A Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof).

            "Tranche A Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Tranche A Term Loan Notes" shall include any Registered Notes evidencing Tranche A Term Loans executed and delivered pursuant to Section 2.08(f) hereof.

            "Tranche A Term Loans" shall mean the loans provided for by Section 2.01(b) hereof.

            "Tranche B Lenders" shall mean the Lenders from time to time holding Tranche B Term Loans after giving effect to any assignments thereof permitted by
Section 12.06(b) hereof.




                               Credit Agreement

            "Tranche B Principal Payment Dates" shall mean the nine Quarterly Dates falling on or nearest to the dates specified in the table set forth in
Section 3.01(c) hereof.

            "Tranche B Term Loan Commitment" shall mean, as to each Tranche B Lender, the obligation of such Tranche B Lender to make a Tranche B Term Loan (and/or to take an assignment of certain Loans on the Effective Date pursuant to Section 2.01(c) hereof) in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on Annex 1 hereto under the caption "Tranche B Term Loan Commitment" or, in the case of a Person that becomes a Tranche B Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof).

            "Tranche B Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Tranche B Term Loan Notes" shall include any Registered Notes evidencing Tranche B Term Loans executed and delivered pursuant to Section 2.08(f) hereof.

            "Tranche B Term Loans" shall mean the loans provided for by Section 2.01(c) hereof.

            "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

            "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

            "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

            "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or



                               Credit Agreement
one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            "Working Capital" shall mean, at any time, the excess, if any, of the current assets (net of cash and Permitted Investments) of the Parent Guarantor and its Consolidated Subsidiaries over the current liabilities of the Parent Guarantor and its Consolidated Subsidiaries excluding the current portion of Indebtedness hereunder.

            1.02  Accounting Terms and Determinations.

            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the financial statements as at December 31, 1995 referred to in Section 8.02(a)(i) hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1995 referred to in Section 8.02(a) hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements referred to in Section 8.02(a)(i) hereof).

            (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial



                               Credit Agreement
statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

            (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

            1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Revolving Credit Loan, a Tranche A Term Loan or a Tranche B Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.


            Section 2.  Commitments, Loans, Notes and Prepayments.

            2.01  Loans.

            (a)  Revolving Credit Loans.  On the Effective Date:

            (i) the Existing Revolving Credit Loans held by each Existing Lender shall automatically, and without any action on the part of any Person, be designated as Revolving Credit Loans of such Lender hereunder;

            (ii) Existing Tranche A Term Loans held by each Existing Lender not designated as Tranche A Term Loans on the Effective Date pursuant to
      Section 2.01(b) hereof shall automatically, and without any action on the part of any Person, be designated as Revolving Credit Loans of such Lender hereunder;

            (iii) each of the New Lenders that is a Revolving Credit Lender (and each Existing Lender, if any, whose relative proportion of Revolving Credit Loans hereunder is increasing over the proportion of Existing Revolving Credit



                               Credit Agreement

      Loans held by it on the Effective Date) shall, by assignments from the Existing Lenders (which shall be deemed to occur automatically on the Effective Date), acquire a portion of the Revolving Credit Loans of the Existing Lenders; and

            (iv) each Revolving Credit Lender shall make revolving credit loans to the Company in Dollars,

in each case in such amounts (and the Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments, adjustments and revolving credit loans, the Lenders shall hold the Revolving Credit Loans ratably in accordance with their respective Revolving Credit Commitments.

            In addition, each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such loans, including without limitation the loans referred to in the immediately preceding paragraph, being referred to herein as "Revolving Credit Loans"), provided that in no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof).

            (b)  Tranche A Term Loans.  On the Effective Date:

            (i) Existing Tranche A Term Loans held by the Existing Lenders in an aggregate amount (as to all Existing Tranche A Lenders) equal to $200,000,000 shall automatically, and without any action on the part of any Person, be designated as Tranche A Term Loans of such Lenders hereunder;




                               Credit Agreement

            (ii) each of the New Lenders that is a Tranche A Lender (and each Existing Lender, if any, whose relative proportion of Tranche A Term Loans hereunder is increasing over the proportion of Existing Tranche A Term Loans held by it on the Effective Date) shall, by assignments from the Existing Lenders (which shall be deemed to occur automatically on the Effective Date), acquire a portion of the Tranche A Term Loans of the Existing Lenders; and

            (iii) each Tranche A Term Loan Lender shall make term loans to the Company in Dollars,

in each case in such amounts (and the Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments, each Lender shall hold Tranche A Term Loans in an aggregate amount equal to its Tranche A Term Loan Commitment. The Company may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09 hereof). Tranche A Term Loans that are prepaid may not be reborrowed.

            (c)  Tranche B Term Loans.  On the Effective Date:

            (i) the Existing Tranche B Term Loans held by each Existing Lender shall automatically, and without any action on the part of any Person, be designated as Tranche B Term Loans of such Lender hereunder;

            (ii) each of the New Lenders that is a Tranche B Lender (and each Existing Lender, if any, whose relative proportion of Tranche B Term Loans hereunder is increasing over the proportion of Existing Tranche B Term Loans held by it on the Effective Date) shall, by assignments from the Existing Lenders (which shall be deemed to occur automatically on the Effective Date), acquire a portion of the Tranche B Term Loans of the Existing Lenders; and

            (iii) each Tranche B Lender shall make term loans to the Company in Dollars,

in each case in such amounts (and the Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments, adjustments and term loans, each Lender shall hold Tranche B Term Loans in an aggregate amount equal to its



                               Credit Agreement

Tranche B Term Loan Commitment. The Company may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09 hereof). Tranche B Term Loans that are prepaid may not be reborrowed.

            (d) Interest Periods; Limit on Eurodollar Loans. On the Effective Date all "Interest Periods" under and as defined in the Existing Credit Agreement shall automatically be terminated. No more than six separate Interest Periods in respect of Eurodollar Loans of a Class from each Lender may be outstanding at any one time.

            (e) Continuation of Indebtedness, Etc. Except as expressly provided herein, the indebtedness outstanding under the Existing Credit Agreement on the Effective Date shall not be deemed to be repaid or prepaid by the amendment and restatement of the Existing Credit Agreement provided for hereby or the other transactions stated to occur on the Effective Date, but such indebtedness shall continue to be outstanding hereunder on the terms and conditions hereof. Upon the satisfaction or waiver of the conditions precedent set forth in Section 7 hereof, the commitments (if any) of the Retiring Lenders to lend under the Existing Credit Agreement shall be canceled and terminated and the Retiring Lenders shall cease to be parties to the Existing Credit Agreement.

            2.02 Borrowings. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account specified by the Administrative Agent that is maintained by the Administrative Agent with Chase, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase at Chase's principal office.

            2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of



                               Credit Agreement
credit (collectively, "Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company), provided that in no event shall
(i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $15,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Revolving Credit Commitment Termination Date and the date twelve months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

            (a) The Company shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

            (b) On each day during the period commencing with (i) in the case of each of the Existing Letters of Credit, the Effective Date, and (ii) in the case of each Letter of Credit other than the Existing Letters of Credit, the date of issuance by the Issuing Lender of any such Letter of Credit and, in each of the cases referred to in the foregoing clauses (i) and (ii), until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, (x) on the Effective Date, in the case of each of the Existing Letters of Credit, and
      (y) upon the issuance hereunder of any Letter of Credit other than the Existing Letters of Credit, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount



                               Credit Agreement
      equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

            (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

            (d) Forthwith upon its receipt of a notice referred to in paragraph
      (c) of this Section 2.03, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof.

            (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at Chase's principal office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Lender under this paragraph (e), and the Issuing Lender's right to receive the same, shall be absolute and



                               Credit Agreement
      unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Revolving Credit Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Lender withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

            (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Lender from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing



                               Credit Agreement

      Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

            (g) The Company shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Revolving Credit Commitment Percentages) a letter of credit fee on the daily average undrawn face amount of such Letter of Credit at a rate per annum equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans for the period from and including (i) the Effective Date, in the case of each of the Existing Letters of Credit, and (ii) the date of issuance of such Letter of Credit, in the case of each Letter of Credit other than the Existing Letters of Credit, (x) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (y) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including (i) the Effective Date, in the case of each of the Existing Letters of Credit, and
      (ii) the date of issuance of such Letter of Credit, in the case of each Letter of Credit other than the Existing Letters of Credit, (x) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (y) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs



                               Credit Agreement
      and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

            (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Credit Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

            (i) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

            (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.




                               Credit Agreement

            (k) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Company shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit unless it is prohibited from doing so by an injunction or other order of any court. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.

            2.04  Changes of Commitments.

            (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date. In addition, the aggregate amount of the Revolving Credit Commitments shall be automatically reduced on each Revolving Credit Commitment Reduction Date by an amount (subject to reduction pursuant to paragraph (c) below) equal to the amount set forth below opposite such Commitment Reduction Date:




                               Credit Agreement

      Commitment Reduction Date
      Falling on or Nearest To:             Amount
      -------------------------             ------

      September 30, 2000                  $20,000,000
      December 31, 2000                   $20,000,000

      March 31, 2001                      $10,000,000
      June 30, 2001                       $10,000,000
      September 30, 2001                  $10,000,000
      December 31, 2001                   $10,000,000

      March 31, 2002                      $10,000,000
      June 30, 2002                       $10,000,000
      September 30, 2002                  $10,000,000
      December 31, 2002                   $10,000,000

      March 31, 2003                      $26,666,667
      June 30, 2003                       $26,666,667
      September 30, 2003                  $26,666,666

            (b) The Company shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments and (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).

            (c) Each reduction in the aggregate amount of the Revolving Credit Commitments pursuant to paragraph (b) above (each, a "Voluntary Reduction") on any date shall result in an automatic and simultaneous reduction (but not below zero) in the amount of the reductions required by paragraph (a) above of the Revolving Credit Commitments on the Revolving Credit Commitment Reduction Dates falling after such date (each, a "Required Reduction") in an aggregate amount equal to the amount of such Voluntary Reduction, the amount of each Voluntary Reduction to be applied pro rata to such Required Reductions in accordance with their respective amounts.

            (d) The Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments shall automatically be terminated and reduced to zero at the close of business (New York time) on the Effective Date.



                               Credit Agreement

            (e) The Commitments once terminated or reduced may not be reinstated.

            2.05 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment), for the period from and including the Effective Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date, at the rate per annum equal to the Applicable Margin for commitment fees. Notwithstanding anything to the contrary contained herein or in the Existing Credit Agreement, the accrued commitment fee payable under Section 2.05 of the Existing Credit Agreement shall be payable on the Effective Date.

            2.06 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

            2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

            2.08  Notes.

            (a) The Revolving Credit Loans (other than Registered Loans) made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of



                               Credit Agreement

Exhibit A-1 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as in effect on the Effective Date and otherwise duly completed.

            (b) The Tranche A Term Loan (other than Registered Loans) made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the principal amount of its Tranche A Term Loan outstanding on the Effective Date and otherwise duly completed.

            (c) The Tranche B Term Loan (other than Registered Loans) made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Tranche B Term Loan outstanding on the Effective Date and otherwise duly completed.

            (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

            (e) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except (i) as contemplated by Section 7.01(e) hereof, (ii) in connection with a permitted assignment of all or any portion of such Lender's Loans and Notes pursuant to Section 12.06(b) hereof and (iii) as provided in clause (f) below (and, if requested by any Lender, the Company agrees to so exchange any Note).

            (f) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Company (through the Administrative Agent), and the Company agrees thereupon, to record on the Register referred to in Section 12.06(g) hereof any Loans of any Class held by such Lender under this Agreement.



                               Credit Agreement

Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e. containing the optional registered note language as indicated in Exhibits A-1, A-2 or A-3 hereto, as the case may be) and registered as provided in Section 12.06(g) hereof (herein, a "Registered Note"), dated the Effective Date, payable to such Lender and otherwise duly completed. A Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

            2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; (c) prepayments of the Term Loans shall be applied ratably to the Tranche A Term Loans and the Tranche B Term Loans and, in the case of each such Class, to the installments of the Term Loans pro rata in accordance with the respective amounts of such installments; and (d) any Conversion or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(d) hereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.




                               Credit Agreement

            2.10  Mandatory Prepayments.

            (a) Casualty Events. Upon the first anniversary of the receipt by the Parent Guarantor or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Parent Guarantor or any of its Subsidiaries (or upon such earlier date as the Parent Guarantor or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Term Loans in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (e) of this Section 2.10. Nothing in this paragraph (a) shall be deemed to limit any obligation of the Parent Guarantor or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

            (b) Equity Issuance. Upon the first Equity Issuance to occur after the date hereof, the Company shall prepay Revolving Credit Loans in an aggregate amount equal to 100% of the Net Available Proceeds thereof. Upon any Equity Issuance (other than the first Equity Issuance to occur after the date hereof), the Company shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Available Proceeds of such Equity Issuance, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (e) of this Section 2.10.

            (c) Excess Cash Flow. Not later than the 30 days after the receipt by the Administrative Agent of the annual audited consolidated and consolidating financial statements of the Parent Guarantor and its Subsidiaries in accordance with Section 9.01(b) hereof (or, if such consolidated and consolidating financial statements are not received by the last day on which they are required to be delivered, not later than 30 days after the last day on which such financial statements are required by said Section 9.01(b) to be so delivered) in respect of each fiscal year of the Company ending on or after December 31, 1998, the Company shall prepay the Term Loans in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of



                               Credit Agreement

Term Loans made during such fiscal year pursuant to Section 2.09 hereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (e) of this Section 2.10.

            (d) Sale of Assets. Without limiting the obligation of the Parent Guarantor to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(d), but excluding the amount of any Reinvestable Proceeds (as defined below), shall exceed $1,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Lenders a statement, certified by a senior financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Term Loans in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, but excluding the amount of any Reinvestable Proceeds, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (e) of this Section 2.10. In the event that the Company determines that it will use a portion of the Net Available Proceeds of any Disposition (the "Reinvestable Proceeds" of such Disposition) to repair or replace any of its Properties, it may so use such portion within 120 days of such Disposition; provided that (i) if it fails so to use such portion, such portion shall cease to be Reinvestable Proceeds on such 120th day and shall be deemed to be Net Available Proceeds of a Disposition that has occurred on such day and (ii) the Company may not use more than $15,000,000 of Net Available Proceeds as Reinvestable Proceeds in any of its fiscal years.

            (e) Application. Prepayments and reductions of Commitments described in the above paragraphs of this Section 2.10 (other than the first sentence of Section 2.10(b) hereof) (each, a "Reduction") shall be effected as follows: (i) the Tranche A Amount (as defined below) of such Reduction shall be applied to the prepayment of installments of the Tranche A Term Loans then outstanding pro rata in accordance with the respective amounts of such installments and (ii) the Tranche B Amount (as defined below) of such Reduction shall be applied to the prepayment of the installments of the Tranche B Term Loans then outstanding pro rata in accordance with the respective amounts of such installments. For the purposes of this



                               Credit Agreement

Section 2.10(e), with respect to any Reduction, (A) "Tranche A Amount" shall mean the amount of such Reduction minus the Tranche B Amount and (B) "Tranche B Amount" shall mean the product of the amount of such Reduction multiplied by a fraction the numerator of which is the aggregate principal amount of the Tranche B Term Loans then outstanding and the denominator of which is the aggregate principal amount of the Term Loans then outstanding; provided that, if the Majority Tranche B Lenders so agree on or before the date of such Reduction, the Tranche B Amount for such Reduction shall be zero.


            Section 3.  Payments of Principal and Interest.

            3.01  Repayment of Loans.

            (a) The Company hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. In addition, if following any Revolving Credit Commitment Reduction Date the aggregate principal amount of the Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, shall exceed the Revolving Credit Commitments, the Company shall, first, pay Revolving Credit Loans and, second, provide cover for Letter of Credit Liabilities, in an aggregate amount equal to such excess. In the event that the Company shall be required pursuant to this Section 3.01(a) to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

            (b) The Company hereby promises to pay to the Administrative Agent for account of each Lender the principal of such Lender's Tranche A Term Loan in twenty-five installments payable on the Tranche A Principal Payment Dates as follows:




                               Credit Agreement

       Principal Payment Date
      Falling on or Nearest to:           Amount of Installment:
      ------------------------            ----------------------

        September 30, 1997                      $ 5,000,000
        December 31, 1997                       $ 5,000,000

        March 31, 1998                          $ 5,000,000
        June 30, 1998                           $ 5,000,000
        September 30, 1998                      $ 5,000,000
        December 31, 1998                       $ 5,000,000

        March 31, 1999                          $ 7,750,000
        June 30, 1999                           $ 7,750,000
        September 30, 1999                      $ 7,750,000
        December 31, 1999                       $ 7,750,000

        March 31, 2000                          $ 7,750,000
        June 30, 2000                           $ 7,750,000
        September 30, 2000                      $ 7,750,000
        December 31, 2000                       $ 7,750,000

        March 31, 2001                          $ 9,000,000
        June 30, 2001                           $ 9,000,000
        September 30, 2001                      $ 9,000,000
        December 31, 2001                       $ 9,000,000

        March 31, 2002                          $ 9,000,000
        June 30, 2002                           $ 9,000,000
        September 30, 2002                      $ 9,000,000
        December 31, 2002                       $ 9,000,000

        March 31, 2003                          $12,000,000
        June 30, 2003                           $12,000,000
        September 30, 2003                      $12,000,000

            (c) The Company hereby promises to pay to the Administrative Agent for account of each Lender the principal of such Lender's Tranche B Term Loan in nine installments payable on the Tranche B Principal Payment Dates as follows:




                               Credit Agreement

       Principal Payment Date
      Falling on or Nearest to:           Amount of Installment:
      ------------------------            ---------------------

        December 31, 1997                       $ 2,000,000
        December 31, 1998                       $ 2,000,000
        December 31, 1999                       $ 2,000,000
        December 31, 2000                       $ 2,000,000
        December 31, 2001                       $ 2,000,000
        December 31, 2002                       $ 2,000,000
        December 31, 2003                       $25,000,000
        June 30, 2004                           $56,500,000
        December 31, 2004                       $56,500,000

            3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and

            (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the



                               Credit Agreement

Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

            Notwithstanding anything to the contrary contained herein or in the Existing Credit Agreement, accrued interest payable under Section 3.02 of the Existing Credit Agreement with respect to any of the "Loans" outstanding thereunder shall be paid on the Effective Date.


            Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

            4.01  Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account specified by the Administrative Agent that is maintained by the Administrative Agent with Chase, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time as required hereunder to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

            (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent



                               Credit Agreement
may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

            (d) Except to the extent otherwise provided in the last sentence of
Section 2.03(e) hereof, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Revolving Credit Loans shall be made from the Revolving Credit Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Revolving Credit Commitments shall be made for account of the Revolving Credit Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments shall be applied to the respective Revolving Credit Commitments of the Revolving Credit Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and
(d) each payment of interest on Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            4.03 Computations. Interest on Eurodollar Loans and commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the



                               Credit Agreement
period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

            4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, (a) in the case of Base Rate Loans, each borrowing, Conversion and partial prepayment of principal shall be in an aggregate amount at least equal to $500,000 or a larger multiple of $100,000 and (b) in the case of Eurodollar Loans, each borrowing shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $1,000,000 and each Conversion or partial prepayment shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

            4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Revolving Credit Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:




                               Credit Agreement

                                                      Number of
                                                       Business
            Notice                                    Days Prior
            ------                                    ----------

      Termination or reduction
      of Revolving Credit Commitments                       3

      Borrowing or prepayment of,
      or Conversions into,
      Base Rate Loans                                       1

      Borrowing or prepayment of,
      Conversions into, Continuations
      as, or duration of Interest
      Period for, Eurodollar Loans                          3

Each such notice of termination or reduction shall specify the amount of the Revolving Credit Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

            4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that



                               Credit Agreement
the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.




                               Credit Agreement

            4.07  Sharing of Payments, Etc.

            (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.




                               Credit Agreement

            (c) Each Obligor agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


            Section 5.  Yield Protection, Etc.

            5.01  Additional Costs.

            (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar



                               Credit Agreement

      Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

              (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).



                               Credit Agreement

            (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this
Section 5.01. Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph
(b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

            5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

            (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

            (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Tranche A Term Loans, the Majority Tranche A



                               Credit Agreement

      Lenders or, if the related Loans are Tranche B Term Loans, the Majority Tranche B Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

            5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

            5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in



                               Credit Agreement

Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods).

            5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

            (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.



                               Credit Agreement

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

            Without limiting the generality of the foregoing, on the Effective Date, the Company shall pay to the Administrative Agent for account of the Existing Lenders under the Existing Credit Agreement any amounts that would be payable under Section 5.05 of the Existing Credit Agreement assuming any "Eurodollar Loans" outstanding thereunder had been paid in full on the Effective Date.

            5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, not later than five Business Days following demand by such Lender or Lenders (through the Administrative Agent), the Company shall pay to the Administrative Agent for account of such Lender or Lenders, from



                               Credit Agreement
time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

            5.07  U.S. Taxes.

            (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                (i) to any payment to any Lender hereunder (other than in respect of any Registered Loan) unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans),

               (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time, such Registered Holder (or beneficial owner, as the case may be)



                               Credit Agreement
      determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

              (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.07(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (A), (B) and
(C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

            (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

            (c) Each such non-U.S. Person that is entitled to submit a Form 1001, Form 4224 or Form W-8, together with a certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the



                               Credit Agreement
meaning of Section 881(c)(3)(A) of the Code and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), shall submit the same to the Administrative Agent and to the Company on the Effective Date (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and annually thereafter.

            5.08 Replacement of Lenders. If any Lender requests compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, the other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), the Company, upon three Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Notes to any bank or other financial institution (a "Proposed Lender") identified by the Company that is satisfactory to the Agent and the Issuing Lender (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01, 5.06 or 5.07 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder the agreements of the Company contained in Sections 5.01, 5.06, 5.07 and 12.03 hereof (without duplication of any payments made to such Requesting Lender by the Company or the Proposed Lender) shall survive for the benefit of



                               Credit Agreement
such Requesting Lender under this Section 5.08 with respect to the time prior to such replacement.


            Section 6.  Guarantee.

            6.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, and all obligations of the Company or any of its Subsidiaries to any Lender or any affiliate of any Lender in respect of any Interest Rate Protection Agreements, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            6.02 Obligations Unconditional. The obligations of the Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or



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impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

              (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            6.03 Reinstatement. The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such



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rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            6.04 Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            6.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

            6.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            6.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary



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Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section 6.08, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the



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                                   - 65 -


obligations of any Subsidiary Guarantor under Section 6.01 hereof would otherwise, taking into account the provisions of Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


            Section 7.  Conditions Precedent.

            7.01 Initial Extension of Credit. The effectiveness of the amendment and restatement of the Existing Credit Agreement contemplated hereby is subject to the conditions precedent that (i) this Amended and Restated Credit Agreement be duly executed and delivered by the Company, the Parent Guarantor, the Subsidiary Guarantors, each of the Lenders (including, without limitation all Persons that are "Lenders" under and as defined in the Existing Credit Agreement as in effect immediately prior to the effectiveness of the amendment and restatement contemplated hereby) and the Administrative Agent; (ii) such conditions precedent shall be satisfied on or before November 29, 1996; and
(iii) the Administrative Agent shall have received the following (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

            (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate or partnership authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).




                               Credit Agreement
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                                   - 66 -


            (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the Effective Date, to the effect set forth in the first sentence of Section 7.02 hereof.

            (c) Opinion of Counsel to the Obligors. An opinion, dated the Effective Date, of Paul Meyer, Esq., general counsel of the Company, substantially in the form of Exhibit C hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            (d) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

            (e) Notes. The Notes, duly completed and executed for each Lender (except that, in the case of a Registered Holder, Notes shall be required only to the extent that such Registered Holder shall have requested the execution and delivery of a Note pursuant to Section 2.08(f) hereof).

            (f) Security Agreement. The Security Agreement, duly executed and delivered by the Company, the Guarantors and the Administrative Agent and the certificates identified in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, the Company and the Guarantors shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

            (g) Repayment of Certain Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness owing to the Retiring Lenders under the Existing Credit Agreement as of the Effective Date shall have been (or shall be simultaneously) paid in full.

            (h) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.



                               Credit Agreement
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                                   - 67 -


The effectiveness of the amendment and restatement of the Existing Credit Agreement contemplated hereby is also subject to the payment by the Company of
(x) all interest, commitment fees and letter of credit fees payable under the Existing Credit Agreement accrued to but not including the Effective Date and remaining unpaid on the Effective Date and (y) such other fees as the Company shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

            7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or to issue any Letter of Credit hereunder upon the occasion of each borrowing or issuance of a Letter of Credit hereunder (including the initial such extension of credit) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or the issuance of such Letter of Credit and also after giving effect thereto and to the intended use thereof:

            (a) no Default shall have occurred and be continuing; and

            (b) the representations and warranties made by the Company and the Parent Guarantor in Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).





                               Credit Agreement

            Section 8. Representations and Warranties. Each of the Company and the Parent Guarantor represents and warrants to the Administrative Agent and the Lenders that:

            8.01 Corporate Existence. Each of the Parent Guarantor and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it, makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

            8.02 Financial Condition. (a) The Parent Guarantor and the Company have heretofore furnished to each of the Lenders the following:


          (i) a consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income, retained earnings and cash flows of the Parent Guarantor and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinions thereon (in the case of said consolidated balance sheet and statements) of KPMG Peat Marwick LLP, and the unaudited consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as at June 30, 1996 and the related consolidated statements of income, retained earnings and cash flows of the Parent Guarantor and its Consolidated Subsidiaries for the six-month period ended on such date; and

         (ii) projections of consolidated statements of income, retained earnings and cash flows of the Parent Guarantor and its Subsidiaries through December 31, 2004.

            (b) All such financial statements referred to in the preceding paragraph (a)(i) are complete and correct and fairly present the financial condition of the respective entities as at the respective dates, and the respective financial results of operations, as the case may be, for the respective periods on said respective dates, all in accordance with generally accepted



                               Credit Agreement
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                                   - 69 -


accounting principles and practices applied on a consistent basis (subject, in the case of unaudited financial statements, to the absence of footnote disclosures and to normal year-end audit adjustments), and such projections referred to in the preceding paragraph (a)(ii) are the Parent Guarantor's best estimate of the matters covered thereby based upon the assumptions stated therein, which assumptions are reasonable. None of the Parent Guarantor, the Company nor any of their respective Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements as at said dates. Since December 31, 1995 there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Parent Guarantor and its Consolidated Subsidiaries from that set forth in said financial statements as at said date.

            8.03 Litigation. There, are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Parent Guarantor or the Company) threatened against the Parent Guarantor or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect or where there is a reasonable likelihood of determinations that will result (either individually or in the aggregate) in liabilities to the Parent Guarantor and its Subsidiaries in an aggregate amount (excluding, except where the Parent Guarantor and its Subsidiaries have self-insured, liabilities for which creditworthy insurance companies have acknowledged coverage) exceeding $3,000,000.

            8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Parent Guarantor or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any



                               Credit Agreement
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Property of the Parent Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

            8.05 Action. Each Obligor has all necessary corporate or partnership power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or partnership action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents. No authorizations, approvals or consents of any Person (other than any governmental or regulatory authority or agency, and other than any securities exchange) are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for authorizations, approvals or consents the failure of which to be obtained could not have a Material Adverse Effect.

            8.07 Use of Credit. Neither the Parent Guarantor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.



                               Credit Agreement
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                                   - 71 -


            8.08 ERISA. Each Plan, and, to the knowledge of the Parent Guarantor and the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

            8.09 Taxes. The Parent Guarantor and its Subsidiaries will be members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Parent Guarantor is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Parent Guarantor and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Parent Guarantor or any of its Subsidiaries. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Parent Guarantor, adequate. Neither the Parent Guarantor, any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

            8.10 Investment Company Act. Neither the Parent Guarantor nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            8.11 Public Utility Holding Company Act. Neither the Parent Guarantor nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8.12  Material Agreements and Liens.

            (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Parent Guarantor or any of its Subsidiaries, that will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed), $2,500,000 and the



                               Credit Agreement
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                                   - 72 -


aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

            (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person that will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $2,500,000 and covering any Property of the Parent Guarantor or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

            8.13 Environmental Matters. (a) Each of the Parent Guarantor and its Subsidiaries, has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on their respective businesses as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

            (b) Each of such permits, licenses and authorizations is in full force and effect and each of the Parent Guarantor and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

            (c) Except as set forth in Schedule IV hereto, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any of the Parent Guarantor or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any of the Parent Guarantor or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any



                               Credit Agreement
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                                   - 73 -


Hazardous Materials generated by any of the Parent Guarantor or any of its Subsidiaries.

            (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of any of the Parent Guarantor or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by any of the Parent Guarantor or any of its Subsidiaries that have not been made available to the Banks.

            (e) There is not a reasonable likelihood of any Environmental Liabilities (as defined below) that would require payments or expenditures by the Parent Guarantor and its Subsidiaries either individually or in the aggregate, in excess of $5,000,000. For purposes of this paragraph (e), "Environmental Liability" shall mean any liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Liability" shall include, without limitation, any liability for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            8.14  Capitalization.

            (a) The authorized capital stock of the Parent Guarantor will consist, on the Effective Date, of an aggregate of 12,000 shares consisting of
(i) 10,000 shares of common stock, par value $.01 per share, of which, after giving effect to the transactions contemplated on the Effective Date, 1,917 shares will be duly and validly issued and outstanding, each of which shares will be fully paid and nonassessable and (ii) 2,000 shares of preferred stock, none of which will be duly and validly issued and outstanding on the Effective Date. As of the Effective Date 284.4 shares of such issued and outstanding shares of common stock will be owned beneficially and of record by EM Holdings LLC, 1,429.2 by Hellman & Friedman Capital Partners, III, L.P., 105.2 by H&F Orchard Partners III, L.P., 31.7 by H&F



                               Credit Agreement
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                                   - 74 -


International Partners III, L.P., 50.0 by Irving Grousbeck, 10.0 by American Media Management, Inc., 2.5 by Richard Reiss, Jr., 0.5 by Glenn Krevlin, 1.5 by
K. Tucker Andersen, 1.0 by Bruce Halls and 1.0 by Timothy J. Donmeyer. As of the Effective Date, except as set forth in Schedule II hereto, (x) there will be no outstanding Equity Rights with respect to the Parent Guarantor and (y) there will be no outstanding obligations of the Parent Guarantor or the Company or any of their respective Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Parent Guarantor nor will there be any outstanding obligations of the Parent Guarantor or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Parent Guarantor or any of its Subsidiaries.

            (b) The authorized capital stock of the Company will consist, on the Effective Date, of an aggregate of 12,000 shares consisting of (i) 10,000 shares of common stock, par value $.01 per share, of which, 1,000 shares will be duly and validly issued and outstanding, each of which shares will be fully paid and nonassessable and (ii) 2,000 shares of preferred stock, none of which will be duly and validly issued and outstanding on the Effective Date. As of the Effective Date all of such issued and outstanding shares of common stock will be owned beneficially and of record by the Parent Guarantor. As of the Effective Date, except as set forth in Schedule II hereto, (x) there will be no outstanding Equity Rights with respect to the Company and (y) there will be no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor will there be any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

            8.15  Subsidiaries, Etc.

            (a) Set forth in Schedule III hereto is a complete and correct list of all of the Subsidiaries of the Parent Guarantor as of the date hereof, and as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in
Schedule III hereto,



                               Credit Agreement

(x) each of the Parent Guarantor and its Subsidiaries owns, or will own on the Effective Date free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person.

            (b) The financial statements referred to in Section 8.02(a)(i) and
(ii) hereof contain a complete and correct list of all Investments (other than Investments disclosed in Schedule III hereto) held by the Parent Guarantor or any of its Subsidiaries in any Person on the date hereof, or that will be so held on the Effective Date.

            (c) None of the Subsidiaries of the Parent Guarantor is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.16(c) hereof.

            8.16 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Parent Guarantor and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company or the Parent Guarantor that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.





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                                   - 76 -


            Section 9. Covenants of the Company and the Parent Guarantor. Each of the Company and the Parent Guarantor covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

            9.01 Financial Statements Etc. The Company (for itself and on behalf of the Parent Guarantor) shall deliver to each of the Lenders:

            (a) as soon as available and in any event within 45 days after the end of the first, second and third quarterly fiscal periods of each fiscal year of the Company and the Parent Guarantor, consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries (and, separately stated, of the Parent Guarantor and its Consolidated Subsidiaries) for the respective period and for the period from the beginning of the respective fiscal year to the end of the respective period, and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries (and, separately stated, of the Parent Guarantor and its Consolidated Subsidiaries) as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company (and of the Parent Guarantor, as the case may be), which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries (and of the Parent Guarantor and its Consolidated Subsidiaries), and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries (and of the Parent Guarantor and each of its Consolidated Subsidiaries), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company and



                               Credit Agreement
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                                   - 77 -


      the Parent Guarantor, consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries (and, separately stated, of the Parent Guarantor and its Consolidated Subsidiaries) for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries (and, separately stated, of the Parent Guarantor and its Consolidated Subsidiaries) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company (and of the Parent Guarantor, as the case may be), by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries (and of the Parent Guarantor and its Consolidated Subsidiaries) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants setting forth calculations demonstrating whether the Company (or the Parent Guarantor, as the case may be) was in compliance with Sections 9.06(j), 9.07(d), 9.10 and 9.11 hereof, insofar as such Sections relate to accounting matters, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company (and of the Parent Guarantor, as the case may be), which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries (and of the Parent Guarantor and of each of its Consolidated Subsidiaries), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

            (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company or the Parent Guarantor shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

            (d) promptly upon the mailing thereof to the shareholders of the Company or the Parent Guarantor



                               Credit Agreement
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                                   - 78 -


      generally, copies of all financial statements, reports and proxy statements so mailed;

            (e) as soon as possible, and in any event within 30 days after the Company or the Parent Guarantor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company or the Parent Guarantor (as the case may be) setting forth details respecting such event or condition and the action, if any, that the Company or the Parent Guarantor (as the case may be) or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or the Parent Guarantor (as the case may be) or an ERISA Affiliate with respect to such event or condition):

                      (i) any reportable event, as defined in Section 4043(c) of
            ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
            Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                     (ii) the distribution under Section 4041 of ERISA of a
            notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                    (iii) the institution by the PBGC of proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;




                               Credit Agreement

                     (iv) the complete or partial withdrawal from a
            Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
            Section 4041A of ERISA;

                      (v) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                     (vi) the adoption of an amendment to any Plan that,
            pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections ;

            (g) promptly after the Company or the Parent Guarantor knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company or the Parent Guarantor, as the case may be, has taken or proposes to take with respect thereto; and

            (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Parent Guarantor or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company and the Parent Guarantor will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (and the Parent Guarantor, as the case may be) (i) to the effect that, to the best knowledge of such financial officer, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the



                               Credit Agreement
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                                   - 80 -


Company (or the Parent Guarantor, as the case may be) has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company (or the Parent Guarantor, as the case may be) is in compliance with Sections 9.06(j), 9.07(d), 9.09, 9.10 and 9.11 hereof as of the end of the respective quarterly fiscal period or fiscal year.

            9.02 Litigation. The Company (for itself and on behalf of the Parent Guarantor) will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Parent Guarantor or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Parent Guarantor or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

            9.03 Existence, Etc. The Parent Guarantor will, and will cause each of its Subsidiaries to:

            (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

            (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

            (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and



                               Credit Agreement
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                                   - 81 -


      (unless the amount thereof is not material) against which adequate reserves are being maintained;

            (d) maintain all of its Properties used or materially useful in its business in good working order and condition, ordinary wear and tear excepted;

            (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

            (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

            9.04 Insurance. The Parent Guarantor will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations or other entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations or entities.

            9.05 Prohibition of Fundamental Changes. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

            The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08 hereof, Capital Expenditures permitted under Section 9.11 hereof and Acquisition-Related Expenditures.

            The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation,



                               Credit Agreement
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                                   - 82 -


receivables and leasehold interests, but excluding (i) Properties exchanged in Asset Swaps, (ii) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Parent Guarantor and its Subsidiaries shall not have a fair market value in excess of $2,000,000 and (iii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms). Notwithstanding the foregoing provisions of this Section 9.05:

            (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any such other Subsidiary; provided that (x) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and (y) if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents; and

            (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company; provided that (x) any such sale by a Wholly Owned Subsidiary shall be to a Wholly Owned Subsidiary and (y) if any such sale is by a Subsidiary Guarantor to a Subsidiary of the Company not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents.

            9.06 Limitation on Liens. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

            (a)  Liens created pursuant to the Security Documents;

            (b)  Liens in existence on the date hereof and listed in Part B of
      Schedule I hereto;

            (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if,



                               Credit Agreement
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                                   - 83 -


      unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Parent Guarantor or the affected Subsidiaries, as the case may be, in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, banker's or other like Liens, and rights of set-off, arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

            (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Parent Guarantor or any of its Subsidiaries;

            (h) Liens on Property of any Person that becomes a Subsidiary of the Company after the date hereof, provided that such Liens are in existence at the time such Person becomes a Subsidiary of the Company and were not created in anticipation thereof;

            (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred



                               Credit Agreement
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                                   - 84 -


      to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise); and

            (j) additional Liens upon real and/or personal Property created after the date hereof, provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $1,000,000 in the aggregate at any one time outstanding.

            9.07 Indebtedness. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

            (a)  Indebtedness to the Lenders hereunder;

            (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto;

            (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company; and

            (d) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 9.06(h), 9.06(i) and 9.06(j) hereof) up to but not exceeding $25,000,000 at any one time outstanding.

            9.08 Investments. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the date hereof and identified in the financial statements referred to in Section 8.02(a)(i) hereof;

            (b)  operating deposit accounts with banks;

            (c)  Permitted Investments;




                               Credit Agreement
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                                   - 85 -


            (d) Investments by the Parent Guarantor in the Company;

            (e) Investments by the Company and its Subsidiaries in the Company and its Subsidiaries; and

            (f) Interest Rate Protection Agreements entered into as bona fide hedges and neither for speculative purposes nor to reverse the effects of any Interest Rate Protection Agreements entered into as required by
      Section 9.12 hereof.

            9.09 Dividend Payments. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; provided that nothing in this Section 9.09 shall be deemed to prohibit the payment of dividends by any Subsidiary of the Parent Guarantor to the Parent Guarantor or to any other Subsidiary of the Parent Guarantor.

            9.10  Certain Financial Covenants.

            (a) Total Leverage Ratio. The Parent Guarantor will not permit the Total Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

            Period                                      Ratio
            ------                                      -----

      From the Effective Date
       through December 30, 1997                      5.50 to 1

      From December 31, 1997
       through June 29, 1998                          5.25 to 1

      From June 30, 1998
       through December 30, 1998                      5.00 to 1

      From December 31, 1998
       through December 30, 1999                      4.75 to 1

      From December 31, 1999
       through December 30, 2000                      4.25 to 1

      From December 31, 2000
       and at all times thereafter                    3.75 to 1

            (b) Interest Coverage Ratio. The Parent Guarantor will not permit the Interest Coverage Ratio to be less than 2.0 to 1 at any time.



                               Credit Agreement
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                                   - 86 -


            (c) Fixed Charges Coverage Ratio. The Parent Guarantor will not permit the Fixed Charges Coverage Ratio to be less than 1.05 to 1 at any time.

            9.11 Capital Expenditures. The Parent Guarantor will not permit the aggregate amount of Capital Expenditures (excluding Capital Expenditures made with the Net Available Proceeds of any Disposition or Casualty Event) by the Parent Guarantor and its Consolidated Subsidiaries in any fiscal year to exceed
(a) for its fiscal year ending December 31, 1996, $15,000,000, (b) for each of its fiscal years ending December 31, 1997, and December 31, 1998, $20,000,000 plus the amount (not exceeding $15,000,000 for its fiscal year ending December 31, 1997 or $20,000,000 for its fiscal year ending December 31, 1998) of Capital Expenditures permitted by this Section 9.11 to have been made, but not made, by the Parent Guarantor and its Consolidated Subsidiaries in its prior fiscal year, and (c) for any fiscal year thereafter, the sum of $15,000,000 plus the amount (not exceeding $20,000,000 for its fiscal year ending December 31, 1999 or $15,000,000 for any of its fiscal years thereafter) of Capital Expenditures permitted by this Section 9.11 to have been made, but not made, by the Company and its Consolidated Subsidiaries in the immediately preceding year.

            9.12 Interest Rate Protection Agreements. The Company will within 60 days of the Effective Date enter into, and thereafter maintain in full force and effect, one or more Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Company (in a manner satisfactory to the Majority Lenders) to protect itself against three-month London interbank offered rates exceeding 8-1/2% per annum as to a notional principal amount at least equal to 50% of Total Debt for a period of at least two and 1/2 years measured from the Effective Date.

            9.13 Lines of Business. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of outdoor, transit and similar types of advertising.

            9.14 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Parent Guarantor will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any



                               Credit Agreement
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                                   - 87 -


Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Parent Guarantor or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

            9.15 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely to refinance certain existing indebtedness of the Company and the Subsidiary Guarantors, to finance expenses associated with the foregoing, to finance acquisitions permitted hereunder and to finance the operations of the Company and the Subsidiary Guarantors and for other general business purposes, in each case in compliance with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

            9.16  Certain Obligations Respecting Subsidiaries.

            (a) Subsidiary Guarantors. In the event that the Parent Guarantor or any of its Subsidiaries shall form or acquire any new Subsidiary, the Parent Guarantor will cause such new Subsidiary to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder and to pledge and grant a security interest in its Property pursuant to the Security Agreement to the Administrative Agent for the benefit of the Lenders, pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and to deliver such proof of corporate or partnership action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each "Obligor" pursuant to Section 7.01 hereof upon the Effective Date or as the Administrative Agent shall have otherwise requested.

            (b) Ownership of Subsidiaries. The Parent Guarantor will, and will cause each of its Subsidiaries to, take such



                               Credit Agreement
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                                   - 88 -


action from time to time as shall be necessary to ensure that the Parent Guarantor and each of its Subsidiaries at all times owns (subject only to the Lien of the Security Agreement) at least the same percentage of the issued and outstanding shares of each class of stock (or the same percentage of ownership interests) of each of its Subsidiaries as is owned on the date hereof. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

            (c) Certain Restrictions. The Parent Guarantor will not permit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

            9.17 Ownership of the Company. The Parent Guarantor will at all times cause the Company to be a Wholly Owned Subsidiary of the Parent Guarantor.

            9.18 Special Purpose Company. Notwithstanding anything herein to the contrary, the Parent Guarantor shall not (a) engage in any business other than ownership of the Company, (b) own any material assets other than Investments permitted to be made by it as provided in Section 9.08 hereof or (c) create, incur, assume or have outstanding any Indebtedness or other obligations or liabilities except for obligations under the Loan Documents.


            Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan or any Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Loan Document; or



                               Credit Agreement
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                                   - 89 -


            (b) The Company, the Parent Guarantor or any of their respective Subsidiaries (the Parent Guarantor, the Company and such Subsidiaries herein collectively called the "Relevant Parties") shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $1,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any Relevant Party shall default in the payment when due of any amount aggregating $2,000,000 or more under any Interest Rate Protection Agreement; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $1,000,000 or more to become due; or

            (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Relevant Party, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

            (d) The Company or the Parent Guarantor (as applicable) shall default in the performance of any of its obligations under any of Sections 9.01(g), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.14, 9.16 or 9.17
      hereof or any Obligor shall default in the performance of any of its obligations under Section 4.02 or 5.02 of the Security Agreement; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or




                               Credit Agreement
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                                   - 90 -


            (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or partnership action for the purpose of effecting any of the foregoing; or

            (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property or (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

            (h) A final judgment or judgments for the payment of money of $2,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $2,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be



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
                                   - 91 -


      procured, within 30 days from the date of entry thereof and such Relevant Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

            (j) A reasonable basis shall exist for the assertion against any Relevant Party, or any predecessor in interest of any Relevant Party or any of its Affiliates, of (or there shall have been asserted against any Relevant Party) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to any Relevant Party or any of its Affiliates, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by any Relevant Party but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

            (k) H&F Affiliated Parties shall cease to own or control, directly or indirectly, a plurality of the capital stock of the Parent Guarantor; or Persons nominated to the Board of Directors of the Parent Guarantor by
      (i) H&F Affiliated Parties or (ii) by a Board of Directors the majority of which is comprised of Persons originally nominated by H&F Affiliated Parties (including, without limitation, all Persons who are members of the Board of Directors of the Parent Guarantor as of the date hereof) or (iii) by a Board of Directors the members of which were so nominated, shall cease to constitute a majority of said Board of Directors; or the Parent Guarantor shall cease to own or control directly all of the capital stock of the Company; or




                               Credit Agreement

            (l) The Liens created by the Security Documents on the capital stock of the Company and its Subsidiaries shall at any time not constitute a valid and perfected Lien in favor of the Administrative Agent, free and clear of all other Liens, or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent may (and upon the request of the Majority Lenders shall), by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

            In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Company or the Parent Guarantor, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative



                               Credit Agreement

Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


            Section 11.  The Administrative Agent.

            11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

            (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

            (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

            (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan



                               Credit Agreement

      Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

            11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

            11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders or the Majority Term Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to



                               Credit Agreement
such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders.

            11.04 Rights as a Lender. With respect to its Commitments, if any, and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

            11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the



                               Credit Agreement
foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            11.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent Guarantor and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Parent Guarantor or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent Guarantor or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

            11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Parent Guarantor, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall



                               Credit Agreement
have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

            11.09 Consents under Other Loan Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.


            Section 12.  Miscellaneous.

            12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in



                               Credit Agreement
exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

            12.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient:

            (a) in the case of each of the Obligors, at the "Address for Notices" specified below the name of the Company on the signature pages hereof;

            (b) in the case of the Administrative Agent, at the "Address for Notices" specified below the name of the Administrative Agent on the signature pages hereof; and

            (c) in the case of any Lender, at its address (or telecopy number) set forth in its Administrative
      Questionnaire;

or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed



                               Credit Agreement
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                                   - 99 -


notice, upon receipt, in each case given or addressed as aforesaid.

            12.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extension of credit hereunder, (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (iii) the termination of the Commitments, the payment or prepayment of the Loans, or the release of any collateral under any of the Security Documents; (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

            The Company hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any



                               Credit Agreement
threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

            12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or



                               Credit Agreement
termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal,
(iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans,
(vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types or Classes of Loans, (vii) alter the terms of this Section 12.04, (viii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders", "Majority Tranche A Term Lenders" or "Majority Tranche B Term Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof,
(ix) release any Guarantor from any of its guarantee obligations under Section 6 hereof, or (x) waive any of the conditions precedent set forth in Section 7.01 hereof; (b) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; and (c) any modification or supplement of
Section 6 hereof shall require the consent of each Guarantor.

            Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Company to satisfy a condition precedent to the making of a Revolving Credit Loan shall be effective against the Revolving Credit Lenders for the purposes of the Revolving Credit Commitments unless the Majority Revolving Credit Lenders shall have concurred with such waiver or modification.

            12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            12.06  Assignments and Participations.

            (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

            (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (with the consent of the Company, the Administrative Agent and, in the case of the



                               Credit Agreement

Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Lender, which consents by the Company and the Administrative Agent shall not be unreasonably withheld); provided that

                (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Lender or to an affiliate of the assigning Lender;

               (ii) except to the extent the Company and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

              (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee;

               (iv) each such assignment by a Lender of its Tranche A Term Loan Commitment or its Tranche B Term Loan Commitment shall be made in such manner so that the same portion of its Commitment, Loans and Note of each Class of Commitment being so assigned is assigned to the respective assignee; and

                (v) in order to evidence each such assignment, the assignor and assignee shall execute and deliver an Assignment and Acceptance.

Upon execution and delivery by the assignor and the assignee of such Assignment and Acceptance (and the delivery thereof to the Administrative Agent (with a copy to the Company) for recordation of the assignment provided therein), and upon consent thereto by the Company, the Administrative Agent and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company, the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of



                               Credit Agreement
such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment (excluding, in any event, the assignments to be effected on the Effective Date under Section 2.01 hereof) the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

            (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Revolving Credit Commitments, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment(s) or extend the amount or date of any scheduled reduction of such Commitment(s) pursuant to Section 2.04 hereof, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to



                               Credit Agreement

Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

            (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

            (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

            (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that, at the request of the Company, shall be kept by the Administrative Agent on behalf of the Company at no charge to the Company at the address to which notices to the Administrative Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Company shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.



                               Credit Agreement

            (h) The Register shall be available for inspection by the Company and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.

            12.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof, the obligations of each Guarantor under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

            12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            12.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby



                               Credit Agreement
irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            12.12 Treatment of Certain Information; Confidentiality. (a) Each of the Company and the Parent Guarantor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company, the Parent Guarantor or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Company and the Parent Guarantor hereby authorizes each Lender to share any information delivered to such Lender by the Company, the Parent Guarantor and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

            (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Parent Guarantor or the Company pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other



                               Credit Agreement
regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit E hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder); provided, further, that (x) unless specifically prohibited by applicable law or court order, each Lender and the Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (B) pursuant to legal process and (y) in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Parent Guarantor or the Company. The obligations of each Lender under this Section 12.12 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit E hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.

            12.13 Credit Lyonnais. (a) It is understood that, insofar as obligations to make Loans are concerned, Credit Lyonnais Los Angeles Branch shall only be obligated to make and maintain Base Rate Loans and that Credit Lyonnais Cayman Islands Branch shall only be obligated to make and maintain Eurodollar Loans and that such Branches shall make separate arrangements between themselves for the transfer of Loans upon the Conversion of any Base Rate Loan into a Eurodollar Loan or vice versa. Credit Lyonnais Los Angeles Branch shall be obligated with respect to any Letter of Credit Liabilities. The relevant



                               Credit Agreement

Commitments of such Branches shall be expressed as a single Revolving Credit Commitment, a single Tranche A Term Loan Commitment and a single Tranche B Term Loan Commitment, as the case may be. Such Branches shall together be deemed to be one "Lender" hereunder and each of such Branches shall be bound to perform all of the obligations of a Lender hereunder with Commitments in the amount equal to the aggregate Commitments of such Branches. Without limiting the generality of the foregoing, (i) such Branches shall be jointly and severally obligated in respect of any amounts payable to the Administrative Agent under
Section 11.05 hereof (and in cases where the liability of such Branches under said Section 11.05 is to be determined with reference to the amount of the Commitments held by them, the aggregate liability of both such Branches shall not exceed the ratio of the amount which their Commitments bear to the amount of all of the Commitments) and (ii) no amendment, modification or waiver hereunder (or consent under Section 11.09 hereof), that requires the concurrence of Credit Lyonnais, shall bind either such Branch unless executed by both such Branches.

            (b) Notwithstanding the provisions of Section 2.07 hereof, the Revolving Credit Loans, the Tranche A Term Loans and the Tranche B Term Loans made by Credit Lyonnais Los Angeles Branch shall be evidenced respectively by a Revolving Credit Note, a Tranche A Term Loan Note and a Tranche B Term Loan Note, payable to the order of such Branch (and evidencing the Base Rate Loans made by such Branch hereunder), and the Revolving Credit Loans, the Tranche A Term Loans and the Tranche B Term Loans made by Credit Lyonnais Cayman Island Branch hereunder shall be evidenced by a Revolving Credit Note, a Tranche A Term Loan Note and a Tranche B Term Loan Note, payable to the order of such Branch (and evidencing the Eurodollar Loans made by such Branch hereunder). Each such Revolving Credit Note shall be in a principal amount equal to the full amount of the Revolving Credit Commitment of such Branches, each such Tranche A Term Loan Note shall be in a principal amount equal to the full amount of the Tranche A Term Loan Commitment of such Branches and each such Tranche B Term Loan Note shall be in a principal amount equal to the full amount of the Tranche B Term Loan Commitment of such Branches, provided that such Notes together may not be enforced (and each such Note shall expressly so state) with respect to an aggregate principal amount in excess of such Commitments. For all purposes of this Agreement, such Revolving Credit Notes shall be treated as one, single "Revolving Credit Note" hereunder, such Tranche A Term Loan Notes shall be treated as one, single "Tranche A Term Loan Note" and such Tranche B Term Loan Notes shall be treated as one single "Tranche B Term Loan Note". Without limiting the generality of the foregoing, neither Credit



                               Credit Agreement

Lyonnais Los Angeles nor Credit Lyonnais Cayman Island Branch may assign its Notes to any assignee in the manner contemplated by Section 12.06(b) hereof without the other Branch simultaneously transferring its Notes to the same assignee and, upon such assignment, such assignee shall be required to surrender such Notes to the Company hereunder and receive in exchange therefor a single Revolving Credit Note, a single Tranche A Term Loan Note and a single Tranche B Term Loan Note to evidence the Loans evidenced by such Notes, provided that in the case of a partial assignment, each of Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch shall simultaneously assign to the assignee the same proportion of its Notes, and such Branches shall request that the Company deliver to each of the assignee, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch, new executed promissory notes in exchange for the promissory notes then held by them signed by the Company, in the forms of Exhibits A-1, A-2 and A-3 to the Credit Agreement, payable to the order of the assignee, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch, respectively, in principal amounts equal to (i) in the case of the assignee, the aggregate principal amounts of the Commitments or Loans assigned to the assignee by Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch and (ii) in the case of Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch, the aggregate principal amounts of such Branches' remaining Commitments or Loans after giving effect to such partial assignment.




                               Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                            ELLER MEDIA COMPANY



                            By /s/ Timothy J. Donmoyer
                               ----------------------------------
                               Title:  Chief Financial Officer

                            Address for Notices:

                            2850 East Camelback Road
                            Suite 300
                            Phoenix, Arizona 85016

                            Attention: Mr. Karl Eller
                            Telecopier No.: (602) 957-8602
                            Telephone No.: (602) 957-8116


                            ELLER MEDIA CORPORATION



                            By /s/ Timothy J. Donmoyer
                               ----------------------------------
                               Title:  Chief Financial Officer

                            Address for Notices:

                            2850 East Camelback Road
                            Suite 300
                            Phoenix, Arizona 85016

                            Attention: Mr. Karl Eller
                            Telecopier No.: (602) 957-8602
                            Telephone No.: (602) 957-8116





                               Credit Agreement

                              SUBSIDIARY GUARANTORS

                              ELLER INVESTMENT COMPANY, INC.
                              ELLER OUTDOOR ADVERTISING COMPANY
                              ELLER OUTDOOR ADVERTISING COMPANY
                                OF ATLANTA
                              ELLER OUTDOOR OF EL PASO, INC.
                              ELTEX INVESTMENT CORPORATION
                              AMERICAN SHELTER COMPANY, INC.
                              BLUE WALLSCAPES, INC.
                              CHICAGO SHELTERS ADVERTISING, INC.
                              PATRICK MEDIA GROUP, INC.
                              PMG HOLDINGS, INC.
                              PMG TARGET MEDIA HOLDINGS, INC.
                              SHELTER ADVERTISING OF AMERICA, INC.
                              SHELTER ADVERTISING OF HIALEAH, INC.
                              TRENDEL, INC.
                              TRENDEL ENTERPRISES INTERNATIONAL, INC.
                              TRENDEL INTERNATIONAL DEVELOPMENT CORP.

                              For each of the above Subsidiary
                                Guarantors


                              By /s/ Timothy J. Donmoyer
                                 ----------------------------------
                                  Title:  Chief Financial Officer


                               ELLER TARGET MEDIA GROUP, L.P. (formerly
                                known as PMG Target Media Group, L.P.)

                                By its general partner,

                                PMG TARGET MEDIA HOLDINGS, INC.



                                By /s/ Timothy J. Donmoyer
                                   -------------------------------
                                    Title:  Chief Financial Officer




                                Credit Agreement

                              LENDERS

                              THE CHASE MANHATTAN BANK



                              By /s/ Stephen P. Mumblow
                              --------------------------------
                                Title: Managing Director


                              CIBC INC.



                              By /s/ Deborah Streck
                              -------------------------------
                                Title: Account Manager


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH



                              By /s/ F. Glenn Harvey
                              -------------------------------
                                Title:  Authorized Signatory


                              CREDIT LYONNAIS LOS ANGELES
                                BRANCH



                              By /s/ F. Glenn Harvey
                              -------------------------------
                                Title: Vice President


                              VAN KAMPEN AMERICAN CAPITAL
                                PRIME RATE INCOME TRUST




                              By /s/ Kathleen A. Zarn
                              -------------------------------
                                Title: Vice President





                               Credit Agreement

                             MERRILL LYNCH SENIOR FLOATING
                                 RATE FUND, INC.



                             By /s/ Gilles Marchand
                              -------------------------------
                                 Title:  CFA, Authorized Signatory


                             ABN AMRO BANK N.V.
                                LOS ANGELES INTERNATIONAL BRANCH

                             By:  ABN AMRO NORTH AMERICA INC., AS
                                  AGENT

                             By /s/ Ellen M. Coleman
                              -------------------------------
                                 Title:  Vice President/Director



                             By /s/ John A. Miller
                              -------------------------------
                                 Title:  Group Vice President/Director


                             DRESDNER BANK AG, NEW YORK AND
                                 GRAND CAYMAN BRANCHES



                             By /s/ Jane A. Mejeski
                              -------------------------------
                                 Title: Vice President



                             By /s/ Brian Haughney
                              -------------------------------
                                 Title:  Assistant Treasurer


                             FIRST UNION NATIONAL BANK OF
                                  NORTH CAROLINA



                             By /s/ Bruce W. Loftin
                              -------------------------------
                                 Title:  Senior Vice President





                               Credit Agreement

                              FLEET BANK, N.A.



                              By /s/ Eric S. Meyer
                                 ----------------------------
                                  Title: Vice President


                              THE BANK OF NOVA SCOTIA



                              By /s/ Vincent J. Fitzgerald, Jr.
                                 ----------------------------
                                  Title:  Authorized Signatory


                              BANQUE NATIONALE DE PARIS



                              By /s/ David Low
                                 ----------------------------
                                  Title:  Vice President & Manager



                              By /s/ Jeffrey S. Kajisa
                                 ----------------------------
                                  Title:  Assistant Vice President


                              BANQUE PARIBAS



                              By /s/ Thomas Brandt
                                 ----------------------------
                                  Title: Vice President

                              By /s/ Harry Collyns
                                 ----------------------------
                                  Title: Vice President


                              CORESTATES BANK, N.A.



                              By /s/ Douglas E. Blackman
                                 ----------------------------
                                  Title: Vice President





                               Credit Agreement

                             THE FIRST NATIONAL BANK OF
                                  BOSTON



                              By /s/ Mark S. Denomme
                                 ----------------------------
                                 Title: Director


                              LONG TERM CREDIT BANK OF JAPAN, LTD.



                              By /s/ Paul B. Clifford
                                 ----------------------------
                                 Title:  Deputy General Manager


                              THE NIPPON CREDIT BANK, LTD.,
                                   LOS ANGELES AGENCY



                              By /s/ Bernardo E. Correa-Henschke
                                 ----------------------------
                                 Title:  Vice President & Senior
                                             Manager


                              UNION BANK OF CALIFORNIA, N.A.



                              By /s/ John C. Lee
                                 ----------------------------
                                 Title: Banking Officer


                              INDOSUEZ CAPITAL FUNDING II,
                                   LIMITED

                              By:   Indosuez Capital as
                                    Portfolio Advisor


                                      By ____________________
                                      Title:





                               Credit Agreement

                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                              By /s/ John P. Judge
                                 ----------------------------
                                 Title: Vice President


                              CREDIT SUISSE NEW YORK



                              By /s/ Todd C. Morgan
                                 ----------------------------
                                 Title:  Member of Senior Management


                              By /s/ Jeffrey C. Howe
                                 ----------------------------
                                 Title:  Member of Senior Management


                              CREDITANSTALT CORPORATE FINANCE, INC.



                              By /s/ Greg Roux
                                 ----------------------------
                                 Title: Vice President


                              By /s/ Jack R. Bertges
                                 ----------------------------
                                 Title: Vice President


                              THE FUJI BANK, LTD., LOS ANGELES AGENCY



                              By /s/ Nobuhiro Umemura
                                 ----------------------------
                                 Title:  Joint General Manager


                              MERITA BANK LTD.-NEW YORK BRANCH


                              By /s/ Frank Maffei
                                 ----------------------------
                                 Title: Vice President

                              By /s/ John F. Kehnle
                                 ----------------------------
                                 Title: Vice President



                               Credit Agreement

                              NATIONAL CITY BANK



                              By /s/ Robert C. Rowe
                                 ----------------------------
                                 Title: Vice President


                              ORIX USA CORPORATION



                              By /s/ David Woolsey
                                 ----------------------------
                                 Title:  Deputy President & COO


                              PILGRIM AMERICA PRIME RATE TRUST



                              By /s/ Michael J. Bacevich
                                 ----------------------------
                                 Title: Vice President


                              PROTECTIVE LIFE INSURANCE COMPANY



                              By /s/ Mark K. Okada
                                 ----------------------------
                                 Title:  CFA, Executive Vice President


                              CRESTAR BANK



                              By /s/ Edwin D. Brooks, Jr.
                                 ----------------------------
                                 Title:  Executive Vice President


                              SOUTHERN PACIFIC THRIFT & LOAN



                              By /s/ Chris Kelleher
                                 ----------------------------
                                 Title: Vice President




                               Credit Agreement

                              PRIME INCOME TRUST



                              By
                                 ----------------------------
                                Title:


                              ADMINISTRATIVE AGENT

                              THE CHASE MANHATTAN BANK
                                as Administrative Agent


                              By /s/ Stephen P. Mumblow
                                 ----------------------------
                                 Title: Managing Director

                              Address for Notices to
                                Chase as Administrative Agent:

                              The Chase Manhattan Bank
                              Agent Bank Services Group
                              1 Chase Manhattan Plaza
                                8th Floor
                              New York, New York 10081
                              Attention: Gloria Javier

                              Telecopier No.: (212) 552-5700
                              Telephone No.: (212) 552-7440






                               Credit Agreement